Exhibit 10.14

CROSS LICENSE AGREEMENT

THIS LICENSE AGREEMENT (“Agreement”) is made and entered into as of this 19th day of November, 2002, by and between AMERIGON INCORPORATED, a California corporation (“AMERIGON”) with offices at 5462 Irwindale Ave., Irwindale, CA 91706, and BSST, a Delaware LLC (“BSST”), with offices at 5462 Irwindale Ave., Irwindale, CA 91706, with reference to the following:

R E C I T A L S:

A. AMERIGON is or will become the assignee of certain U.S. applications for patents which disclose technology developed by AMERIGON as well as technology developed by AMERIGON.

B. BSST is or will become the assignee of certain U.S. applications for patents which disclose technology developed by BSST as well as technology developed by BSST.

C. BSST and AMERIGON desire to establish a license arrangement whereby BSST will license certain of its patents to AMERIGON and AMERIGON will license certain of its patents to BSST.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, AMERIGON and BSST hereby agree as follows:

1 DEFINITIONS

As used in this Agreement, the following terms, whether used in the singular or the plural shall have the following meaning:

1.1 American Field means only those uses of the Licensed Rights in climate controlled seats and vehicular radar applications, where climate controlled seats includes all seating applications and with vehicles, all usages of a thermoelectric for heating and cooling that resides in the seat.

1.2 BSST Field means all uses other than the Amerigon Field.

1.3 Amerigon Licensed Information means all confidential and proprietary information and material, trade secrets and know how belonging to AMERIGON and relating to the technology and inventions disclosed and claimed in the Amerigon Licensed Patents.

1.4 BSST Licensed Information means all confidential and proprietary information and material, trade secrets and know how belonging to BSST and relating to the technology and inventions disclosed and claimed in the BSST Licensed Patents.

1.5 Amerigon Licensed Patents means the U.S. Patents and Patent Applications of AMERIGON or to which AMERIGON has rights including the rights to grant the licenses herein, listed in Exhibit A, and any future patents and patent application that AMERIGON files or obtains rights sufficient to license on the terms herein, and all divisionals, continuations and continuations-in-part thereof, and all patents which may be granted thereon, and all reissues and reexaminations thereof, and any foreign patent issuing on any such patents or patent applications.

1.6 AMERIGON/BSST Combination Patents means U.S. Patents and Patent Applications of AMERIGON or BSST which the Parties designate as including a combination of BSST and Amerigon technologies, and all divisionals, continuations and continuations-in-part thereof, and all patents which may be granted thereon, and all reissues and reexaminations thereof. and any foreign patent issuing on any such patents or patent applications. The current list of AMERIGON/BSST Combination patents is listed in Exhibit B.

1.7 BSST Licensed Patents means the U.S. Patents and Patent Applications of BSST or to which BSST has rights including the rights to grant the licenses herein, listed in Exhibit C, and any future patents and patent applications that BSST files or obtains rights sufficient to license on the terms herein and all divisionals, continuations and continuations-in-part thereof, and all patents which may be granted thereon, and all reissues and reexaminations thereof, and any foreign patent issuing on any such patents or patent applications.

1.8 Amerigon Licensed Rights means the Amerigon Licensed Patents and Amerigon Licensed Information and all Improvements.

1.9 BSST Licensed Rights means the BSST Licensed Patents and BSST Licensed Information and all Improvements relating to thermoelectrics.

1.10 Change In Control means: (a) the consolidation or merger a Party with or into any third party, wherein the shareholders of the Party immediately prior to such transaction shall cease to be the holders of at least fifty percent (50%) of the outstanding securities of the surviving corporation in such transaction; (b) the assignment, sale, transfer, lease or other disposition of all or substantially all of the assets of a Party; or (c) the acquisition by any third party or group of third parties acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission (“SEC”) under the Securities and Exchange Act of 1934) of more than fifty percent (50%) of the outstanding shares of voting stock of a Party.

1.11 Improvements means any improvement, modification. adaptation, or change to the Licensed Rights.

1.12 Party shall mean BSST or AMERIGON; Parties shall mean BSST and AMERIGON.

2 LICENSES GRANTED

2.1 Licenses Granted to BSST. AMERIGON grants to BSST an exclusive (including of Amerigon), worldwide, royalty-free, fully paid-up, irrevocable license, including the right to grant sub licenses, under the Amerigon Licensed Rights to make, have made, use, develop, make improvements to, import, have imported, offer to sell, sell, lease or otherwise commercialize products within the BSST Field only where such products are a combination of the BSST Licensed Rights with the Amerigon Licensed Rights. AMERIGON further grants to BSST an exclusive (including of Amerigon), worldwide, royalty free, fully paid-up, irrevocable license, including the right to grant sublicenses, under the AMERIGON/BSST Combination Patents owned by Amerigon, to make, have made, use, develop, make improvements to, import, have imported, offer to sell, sell, lease or otherwise commercialize products within the BSST FIELD. In addition, AMERIGON grants to BSST a non-exclusive, worldwide, royalty-free, fully paid-up, irrevocable license under all know-how, confidential information or other proprietary information that BSST learns from AMERIGON as a result of the relationship of the Parties for use only within the BSST Field.

2.2 Limitation of Licenses Granted. AMERIGON retains all rights, title, and interest in the Licensed Rights not specifically granted to BSST.

2.3 Licenses Granted to Amerigon. BSST grants to AMERIGON an exclusive, worldwide, royalty-free, fully paid-up, irrevocable license under the BSST Licensed Rights and any AMERIGON/BSST Combination Patents owned by BSST, to make, have made, use, develop, make improvements to, import, have imported, offer to sell, sell, lease or otherwise commercialize products within the Amerigon Field, including the right to grant sublicenses. In addition, BSST grants to AMERIGON a non-exclusive, worldwide, royalty-free, fully paid-up, irrevocable license under all know-how, confidential information or other proprietary information that AMERIGON learns from BSST as a result of the relationship of the Parties for use only within the AMERIGON Field.

2.4 Limitation of Licenses Granted. Each Party retains all rights, title, and interest in the its Licensed Rights not specifically granted to the other Party.

2.5 Confidentiality. The parties agree that the Licensed Information currently contains trade secrets and proprietary information, some of which belongs to AMERIGON and some of which belongs to BSST. Each Party agrees to maintain the confidential nature of trade secrets belonging to the other part and agrees not to use, print, copy, provide, or otherwise make available, in whole or in part any portion thereof except in accordance with this Agreement. The Parties understand that publication of the patent applications will publish trade-secrets, and that thereafter, the obligation to maintain in confidence such information in the patent applications shall cease. All material communicated from one Party to the other Party is presumed confidential; provided that this Agreement imposes no obligation upon either party with respect to confidential information received hereunder which:

(a) was already known to the recipient without a duty of confidentiality;

(b) is or becomes a matter of public knowledge through no fault of the recipient;

(c) is rightfully received by the recipient from a third party without a duty of confidentiality;

(d) is disclosed by the discloser to a third party without a duty of confidentiality on the third party; or

(e) is independently developed by the recipient.

2.6 If a Party is required by law to disclose confidential information, Recipient agrees to give the disclosing Party sufficient advance notice to enable the discloser the opportunity to contest the disclosure or obtain a protective order.

2.7 Disclosure. Each Party agrees to disclose to the licensed Party such information (including information regarding the Licensed Rights) as reasonably necessary to allow the licensed Party to effectuate the licenses granted in this agreement for the commercial benefit of that licensed Party.

3 PROTECTION OF LICENSED PATENTS

3.1 Patent Prosecution and Maintenance. Each Party shall, at its own expense, diligently prosecute and maintain the patent applications and issued patents included in its Licensed Patents, using patent counsel of its choice. Each Party will provide to the other Party copies of all documents received from or sent to any patent office regarding that Party’s Licensed Patents. If at any time, either Party decides to abandon any patent application or patent included in its Licensed Patents. the abandoning Party will promptly provide written notice of such decision to the other Party and will, at the other Party’s option, assign to the other Party all of the abandoning Party’s right, title and interest in and to such patent or application, and shall provide such notice and assignment in time for the other Party to take the necessary action to maintain such patent or application.

3.2 Notice. Each party agrees that if it knows of or becomes aware of ally infringement of any of the Licensed Rights within the other’s Field, it will promptly disclose such information to the other party.

3.3 BSST Field Infringement Actions. BSST shall have the first right, but not the obligation, to bring any legal action to enforce the BSST and exclusively licensed Amerigon Licensed Rights against any infringer within the BSST Field, at its own expense and for its own benefit. In such event, AMERIGON agrees to cooperate with BSST and to join in such action as a party plaintiff if requested to do so by BSST and, at BSST’s request, to give BSST all needed information, assistance and authority to file and prosecute such suit; provided that BSST shall reimburse AMERIGON for all verified out-of-pocket expenses incurred by it in providing such assistance. To ensure that no Amerigon Licensed Rights are compromised in any such action, BSST shall not settle any such claim as to the Amerigon Licensed Rights, or enter into any settlement agreement that admits that any third party product outside the BSST Field does not infringe the Amerigon Licensed Rights or that any Amerigon Licensed Right is invalid or unenforceable without AMERIGON’s prior written consent, which consent shall not be unreasonably withheld. If AMERIGON desires to enforce such exclusively licensed Amerigon Licensed Rights and BSST chooses not to pursue enforcement within three months of AMERIGON so notifying BSST of such an interest, AMERIGON shall have the right but not the obligation to enforce such rights under the conditions set forth in this Paragraph, with the Parties’ roles reversed.

3.4 Amerigon Field Infringement Actions. AMERIGON shall have the first right, but not the obligation, to bring any legal action to enforce the BSST and Amerigon Licensed Rights against any infringer within the Amerigon Field, at its own expense and for its own benefit. In such event, BSST agrees to cooperate with AMERIGON and to join in such action as a party plaintiff if requested to do so by AMERIGON, and, at AMERIGON’S request, to give AMERIGON all needed information, assistance and authority to file and prosecute such suit; provided that AMERIGON shall reimburse BSST for all verified out-of-pocket expenses incurred by it in providing such assistance. To ensure that no BSST Licensed Rights are compromised in any such action, AMERIGON shall not settle any such claim as to BSST Licensed Rights, or enter into any settlement agreement that admits that any third party product outside the Amerigon Field does not infringe the BSST Licensed Rights or that any BSST Licensed Right is invalid or unenforceable without BSST’S prior written consent, which consent shall not be unreasonably withheld. If BSST desires to enforce exclusively licensed BSST Licensed Rights and AMERIGON chooses not to pursue enforcement within three months of BSST so notifying AMERIGON of such an interest, BSST shall have the right but not the obligation to enforce such rights under conditions set forth in this Paragraph, with the Parties’ roles reversed.

3.5 Patent Defense. Each party agrees that it shall notify the other party of any claim by a third party that such third party believes any patents included in the other Party’s Licensed Patents are invalid.

4 LIMITED WARRANTY

THE LICENSED RIGHTS ARE PROVIDED WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. AMERIGON MAKES NO REPRESENTATION OR WARRANTY AS TO THE VALIDITY OR SCOPE OF THE LICENSED PATENTS OR THAT THE MANUFACTURE, USE OR SALE OF PRODUCTS UNDER THE LICENSED RIGHTS WILL NOT INFRINGE ANY THIRD PARTY INTELLECTUAL PROPERTY RIGHT.

5 INDEMNIFICATION

5.1 BSST will defend, indemnify and hold AMERIGON harmless against any and all liability, loss, damages, costs or expenses which AMERIGON may hereafter incur, as a result of (i) the infringement or alleged infringement of any third party rights resulting from development, manufacture, use, marketing or sale of products by BSST or its sublicensees or permitted assignees, or (ii) the operation of BSST’s business as it relates to this Agreement. BSST shall have no liability or responsibility of any kind to AMERIGON under this Section unless AMERIGON (a) promptly notifies BSST of such claims, (h) gives BSST an adequate opportunity to defend, including complete control of such defense and (c) provides reasonable assistance to BSST, at BSST’s expense, in connection with the defense and settlement of such claim. BSST shall have no liability for settlements made without its express written consent. Should AMERIGON desire to have its own counsel participate in any such action, the cost of such counsel shall be exclusively AMERIGON’s.

5.2 AMERIGON will defend, indemnify and hold BSST harmless against any and all liability, loss, damages, costs or expenses which AMERIGON may hereafter incur, as a result of (i) the infringement or alleged infringement of any third party rights resulting from development, manufacture, use, marketing or sale of products by AMERIGON or its sublicensees or permitted assignees, or (ii) the operation of AMERIGON’S business as it relates to this Agreement. AMERIGON shall have no liability or responsibility of any kind to BSST under this Section unless BSST (a) promptly notifies AMERIGON of such claims, (b) gives AMERIGON an adequate opportunity to defend, including complete control of such defense and (c) provides reasonable assistance to AMERIGON, at AMERIGON’S expense, in connection with the defense and settlement of such claim. AMERIGON shall have no liability for settlements made without its express written consent. Should BSST desire to have its own counsel participate in any such action, the cost of such counsel shall be exclusively BSST’S.

6 TERM AND TERMINATION

6.1 Term. This Agreement shall become effective as of the effective date first set forth above, and shall remain in for as long as any Licensed Rights remain in force.

6.2 Termination for Breach. The default by one Party of a material obligation of such Party under this Agreement shall entitle the other Party to give the Party in default written notice describing such default in detail (including all supporting documentation) and requiring it to remedy such default. If such default is not fully remedied within ninety (90) days after the date of such notice, the notifying Party shall be entitled to, in addition to all other remedies available to such party, terminate this Agreement by a written notice to the defaulting Party.

7 DISPUTE

If any dispute or difference shall arise between the parties concerning the construction of this Agreement or the rights or obligations of either Party, the Parties shall strive to settle the same amicably, including a meeting between the president of each Party, but if they are unable to resolve the dispute within ninety (90) days after such dispute or difference has arisen, either party may request that the claim be submitted to binding arbitration, which will be conducted in accordance with the arbitration rules of the American Arbitration Association, the result of such arbitration being enforceable in any court of competent jurisdiction.

8 MISCELLANEOUS

8.1 Assignability. This Agreement is freely assignable by either party in connection with the sale of all or substantially all of the assets to which this agreement relates; provided that each party shall provide the other party with prompt written notice of any assignment. This Agreement will inure to the benefit of and bind each Party’s successors and assigns.

8.2 Change In Control. Upon a Change In Control, the definition of Licensed Rights for each party shall be modified to include only those Licensed Rights that existed on the date of the Change In Control, and all divisionals, continuations, and reissues and reexaminations of Licensed Patents then in existence, and any foreign patent issuing on any such patents or patent applications.

8.3 Mutual Drafting. This Agreement is the joint product of AMERIGON and BSST, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the Parties and any rule of construction that a document shall be interpreted or construed against the drafting party shall not be applicable.

8.4 Failure to Enforce. The failure of either Party to enforce at any time or for any period of time the provisions of this Agreement shall not be construed to be a waiver of such provisions or of the right of such Party to enforce each and every such provision.

8.5 Governing Law. This Agreement shall be deemed to have been made in the State of California, United States of America, and shall be governed by and construed according to the laws of the State of California.

8.6 Severability. In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be unenforceable, such provisions shall be deleted from this Agreement and the remaining portions of this Agreement shall remain in full force and effect, except where the economic equity of both parties hereto is materially affected by such unenforceability.

8.7 Notice. Except as either Party may hereafter notify the other with respect to itself, the addresses of the Parties for all purposes of this Agreement shall be:

AMERIGON:	AMERIGON, INC.
5462 Irwindale Avenue
Irwindale, CA 91706-2058
Attention: Chief Executive Officer

BSST:	BSST
5462 Irwindale Avenue
Irwindale, CA 91706-2058
Attention: Chief Executive Officer

All notices and communications pursuant to this Agreement shall be addressed as set forth above and shall be delivered to the Party for whom intended by hand or by postage prepaid, first class, registered or certified mail, return receipt requested. Such notices and recommendations shall be deemed to have been given and delivered as of the date of receipt.

8.8 Headings. Headings to paragraphs and sections of this Agreement are to facilitate reference only, do not form a part of this Agreement, and shall not in any way affect the interpretation hereof.

8.9 Independent Contractors. Nothing in this Agreement is to be construed to suggest that the Parties are partners, joint ventures, or the employees, agents or representatives of each other. No Party shall have any express implied right to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking with any third party. Neither Party to this Agreement may suggest to a third party that either Party is in any way a representative or agent of the other.

8.10 Entire Agreement. This Agreement constitutes the entire agreement between AMERIGON and BSST regarding the subject matter herein, and there are no other understandings, agreements or representations, express or implied, written or oral regarding this subject matter that are not specified herein. This Agreement may only be amended by express written agreement and signed by authorized representatives of both Parties.

AMERIGON INCORPORATED		BSST, LLC

By:	/s/ O.B. Marx III	By:	/s/ Lon E. Bell
Name:	O.B. Marx III	Name:	Lon E. Bell
Title:	Chairman & CEO	Title:	President

Dated:	19 Nov. 02	Dated:	15 Nov. 02

EXHIBIT A

Docket #	Title of Invention	Appl/Patent #	Issue Date
Amergn.006A	Variable Temperature Seat	5,597,200	1-28-97

Amergn.006RA	Variable Temperature Seat	09/239,054

Amergn.006RAC 1	Variable Temperature Seat	09/749,221

Amergn.006RAC2	Variable Temperature Seat	09/996,439

Amergn.007A	Variable Temperature Seat Climate Control System	5,524,439	6-11-96

Amergn.007CP 1	Variable Temperature Seat Climate Control System	5,626,021	5-6-97

Amergn.007RA	Variable Temperature Seat Climate Control System	09/096,226

Amergn.007RAC2	Variable Temperature Seat Climate Control System	10/264,348

Amergn.016A	Thermoelectric Heat Exchanger	6,119,463	9-19-00

Amergn.016C 1	Thermoelectric Heat Exchanger	6,223,539	5-1-01

EXHIBIT B

Docket #	Title of Invention	Appl/Patent #	Issue Date
Amergn.037A	Flexible Thermoelectric Circuit	09/987,804

Amergn.l6C2CP1	Thermoelectric Heat Exchanger	09/971,539

EXHIBIT C

Docket #	Title of Invention	Appl/Patent #	Issue Date
BSST.001A	Efficiency Thermoelectrics Utilizing	09/844,818
Thermal Isolation

BSST.001CP1	Compact, High-Efficiency Thermoelectric	10/227,398
Systems

BSST.002A	Efficiency Thermoelectrics Utilizing	09/860,725
Convective Heat Flow

BSST.002CP1	Energy Conversion Efficiency of Thermoelectric Power Generation Utilizing	09/918,999
Convective Heat Flow

BSST.004A	Thermoelectric Personal Environment	10/215,163
Appliance

BSST.006A	Thermoelectric Hetrostructure Assemblies	09/987,232
Element

BSST.008A	Thermoelectric Transient Cooling and	10/074,543
Heating Systems

BSST.009A	Thermoelectric Power Generation Systems	10/164,656